New York Stock Exchange Requests McMoRan Exploration Co. to Issue Public Statement

NEW ORLEANS, LA, March 28, 2003 – In view of the recent increase in volume and price of McMoRan Exploration Co.’s (NYSE:MMR) common stock, the New York Stock Exchange (NYSE) contacted the company and requested that the company issue a public statement indicating whether there were any corporate developments that would explain the activity.  McMoRan advised the NYSE that its general policy is not to comment on market activity, but that it had filed its Form 10-K with the Securities and Exchange Commission (SEC) on March 27, 2003 and that it had previously reported in a press release on March 13, 2003 the results of a production test on the JB Mountain exploratory well at South Marsh Island Block 223 in the Gulf of Mexico, which is also described in its recently filed Form 10-K.

McMoRan Exploration Co. is an independent public company engaged in the exploration, development and production of oil and natural gas offshore in the Gulf of Mexico and onshore in the Gulf Coast area.